Exhibit 10.1

EIGHTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
PKST OP, L.P.

PKST OP, L.P. (the “Partnership”) was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware on August 29, 2008. This Eighth Amended and Restated Limited Partnership Agreement (“Agreement”) is entered into effective as of April 13, 2023 among Peakstone Realty Trust, a Maryland real estate investment trust (the “General Partner”), and the Additional Limited Partners set forth on Exhibit A hereto, and such additional Limited Partners party hereto from time to time. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Article 1.

WHEREAS, the General Partner desires to amend and restate Seventh Amended and Restated Limited Partnership Agreement of the Partnership, dated as of February 23, 2023, and as amended on March 16, 2023 (the “Seventh Amended and Restated Agreement”), to reflect, among other things, a single class of Common Units (as defined herein) following the listing of the General Partner’s common shares of beneficial interest on the New York Stock Exchange, that the previously outstanding Series A Preferred Units have been redeemed and are no longer outstanding and the inclusion of provisions enabling the issuance of LTIP Units.

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Seventh Amended and Restated Agreement in its entirety and continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, as follows:

ARTICLE 1
DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

Act means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

Additional Funds has the meaning set forth in Section 4.4.

Additional Limited Partner means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.1 hereof and who is shown as a Limited Partner on the Partner Registry.

Additional Securities means any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.5 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.3(a)(iii).

Adjusted Capital Account means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.701-4(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Adjustment Event has the meaning set forth in Exhibit D attached hereto.

Administrative Expenses means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner or its Affiliates, including any salaries or other payments to trustees, officers or employees of the General Partner or its Affiliates, and any accounting and legal expenses of the General Partner or its Affiliates, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner or such Affiliates, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner or its Affiliates that are attributable to Properties or partnership interests in a Subsidiary Partnership (other than this Partnership) that are owned by the General Partner directly.

Affiliate or Affiliated means, as to any other Person, any of the following:

(a)          any Person directly or indirectly owning, controlling or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person;

(b)          any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person;

(c)         any Person directly or indirectly controlling, controlled by or under common control with such other Person;

(d)          any executive officer, director, trustee or general partner of such other Person; and

(e)         any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Agreed Value means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The names and addresses of the General Partner and the Additional Limited Partners, the number of Partnership Units issued to each of them, and their respective Capital Contributions as of the date of contribution is set forth on Exhibit A.

Agreement means this Eighth Amended and Restated Limited Partnership Agreement, as amended, modified, supplemented or restated from time to time, as the context requires.

Available Cash means with respect to any period for which such calculation is being made, cash of the Partnership, regardless of source (including Capital Contributions and loans to the Partnership), that the General Partner, in its sole and absolute discretion, determines is appropriate for distribution to the Limited Partners.

Book-Up Target for each LTIP Unit means the lesser of (i) the Common Unit Economic Balance as determined on the date such LTIP Unit was granted and as reduced (not to less than zero) by allocations of Liquidating Gains pursuant to Section 5.1(h) and reallocations of Economic Capital Account Balances to such LTIP Unit as a result of a forfeiture of an LTIP Unit, as determined by the General Partner and (ii) the amount required to be allocated to such LTIP Unit for the Economic Capital Account Balance, to the extent attributable to such LTIP Unit, to be equal to the Common Unit Economic Balance. Notwithstanding the foregoing, the Book-Up Target shall be equal to zero for any LTIP Unit for which the Economic Capital Account Balance attributable to such LTIP Unit has, at any time, reached an amount equal to the Common Unit Economic Balance determined as of such time.

Capital Account has the meaning provided in Section 4.5 hereof.

Capital Contribution means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset (other than cash) contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

Cash Amount means an amount of cash equal to the product of the Value of one REIT Share, multiplied by the REIT Shares Amount.

Certificate means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.2 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

Code means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

Common Unit means a Partnership Unit that is not a Preferred Unit or LTIP Unit.

Common Unit Economic Balance means (i) the Capital Account balance of the General Partner (in its capacity as a Limited Partner), plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 5.1(h), but prior to such allocation under Section 5.1(h), divided by (ii) the number of the General Partner’s Common Units.

Constituent Person has the meaning set forth in Exhibit D attached hereto.

Conversion Date has the meaning set forth in Exhibit D attached hereto.

Conversion Notice has the meaning set forth in Exhibit D attached hereto.

Conversion Right has the meaning set forth in Exhibit D attached hereto.

Declaration of Trust means the Declaration of Trust of the General Partner filed with the Maryland State Department of Assessments and Taxation, as amended, supplemented or restated from time to time.

Distributions means any dividends or other distributions of money or other property paid by the General Partner to the holders of its REIT Shares or preferred shares, including dividends that may constitute a return of capital for federal income tax purposes.

Distribution Participation Date has the meaning set forth in Exhibit D attached hereto.

Distribution Payment Date has the meaning set forth in Exhibit D attached hereto.

Economic Capital Account Balances means, with respect to LTIP Unitholders, their Capital Account balances, plus the amount of their shares of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 5.1(h).

Equity Incentive Plan means any equity incentive or compensation plan existing as of the date hereof or hereafter adopted by General Partner or the Partnership.

Event of Bankruptcy as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

Exchange Right has the meaning provided in Section 8.5(a) hereof.

Exchanging Partner has the meaning provided in Section 8.5(a) hereof.

General Partner means Peakstone Realty Trust, a Maryland real estate investment trust, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

General Partnership Interest means a non-economic Partnership Interest held by the General Partner that is a general partnership interest.

Indemnitee means (i) the General Partner or a trustee, officer or employee of the General Partner or Partnership, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

Joint Venture or Joint Ventures means those joint venture or general partnership arrangements in which the General Partner or the Partnership is a co-venturer or general partner which are established to acquire Properties.

Limited Partner means any Person named as a Limited Partner on Exhibit A attached hereto, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership. A Limited Partner may hold Common Units, Preferred Units, or both.

Limited Partnership Interest means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

  Liquidating Gains means any net capital gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Partnership’s basis in its assets under Section 4.5.

Liquidating Losses means any net capital loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital loss realized in connection with an adjustment to the Partnership’s basis in its assets under Section 4.5.

Liquidation Preference means, with respect to any Preferred Unit as of any date of determination, the amount (including distributions accumulated, due, or payable through the date of determination) payable with respect to such Preferred Unit (as established by the instrument designating such Preferred Unit) upon the voluntary or involuntary dissolution or winding up of the Partnership as a preference over distributions to Partnership Units ranking junior to such Preferred Unit.

Listing means the approval of the REIT Shares, issued by the General Partner pursuant to an effective registration statement, on a National Securities Exchange. Upon Listing, the shares shall be deemed Listed.

Liquidating Event has the meaning provided in Section 2.4(a) hereof.

Loss has the meaning provided in Section 5.1(f) hereof.

LTIP Distribution Amount has the meaning set forth in Exhibit D attached hereto.

LTIP Unit means a Partnership Unit that is designated as an LTIP Unit and that has the rights, preferences and other privileges designated in Exhibit D hereof and elsewhere in this Agreement with respect to holders of LTIP Units. The allocation of LTIP Units among the Partners shall be set forth in the Partner Registry.

LTIP Unit Initial Sharing Percentage means such percentage as set forth in the related Vesting Agreement or other applicable documentation pursuant to which such LTIP Unit is awarded or, if no such percentage is stated, one hundred percent (100%).

LTIP Unitholder means a holder of LTIP Units.

National Securities Exchange means any securities exchange registered with the SEC pursuant to Section 6 of the Securities Exchange Act of 1934, as amended.

Notice of Exchange means the Notice of Exercise of Exchange Right substantially in the form attached as Exhibit B hereto.

Offer has the meaning set forth in Section 7.1(b)(ii) hereof.

Offering means an offering of Shares that is either (a) registered with the SEC, or (b) exempt from such registration, excluding Shares offered under any employee benefit plan.

Opt-out Election has the meaning set forth in Section 11.5(c) hereof.

Partner means any General Partner or Limited Partner.

Partner Nonrecourse Debt Minimum Gain has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

Partner Registry means the registry maintained by the General Partner in the books and records of the Partnership, which contains substantially the same information as would be necessary to complete the form of the Partner Registry attached hereto as Exhibit A.

Partnership means PKST OP, L.P., a Delaware limited partnership.

Partnership Interest means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

Partnership Minimum Gain has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

Partnership Record Date means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by the General Partner for a Distribution to the Shareholders of some or all of its portion of such distribution.

Partnership Representative has the meaning set forth in Section 11.5(a) hereof.

Partnership Unit means a fractional, undivided share of the Limited Partnership Interests of all Limited Partners issued hereunder. Without limitation on the authority of the General Partner as set forth in Section 4.3 hereof, the General Partner may designate any Partnership Units, when issued, as Common Units, Preferred Units or LTIP Units, may establish any other class of Partnership Units, and may designate one or more series of any class of Partnership Units. The allocation of Partnership Units among the Limited Partners shall be maintained on the Partner Registry.

Partnership Year means the fiscal year of the Partnership, which shall be the calendar year.

Percentage Interest means, as to a Partner, with respect to any class or series of Partnership Units held by such Partner, its interest in such class or series of Partnership Units as determined by dividing the number of Partnership Units in such class or series owned by such Partner by the total number of Partnership Units in such class or series then outstanding. For purposes of determining the rights and relationships among the various classes and series of Partnership Units, Preferred Units shall not be considered to have any share of the aggregate Percentage Interest in the Partnership unless, and only to the extent, provided otherwise in the instrument creating such class or series of Preferred Units.

Person means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.

Preferred Unit means any Partnership Unit issued from time to time pursuant to Section 4.3 hereof that is specifically designated by the General Partner at the time of its issuance as a Preferred Unit. Each class or series of Preferred Units shall have such designations, preferences, and relative, participating, optional, or other special rights, powers, and duties, including rights, powers and duties senior to the Common Units, all as determined by the General Partner, subject to compliance with the requirements of Section 4.3 hereof.

Profit has the meaning provided in Section 5.1(f) hereof.

Property or Properties means the real properties or real estate investments which are acquired by the General Partner either directly or through the Partnership, Joint Ventures, partnerships or other entities.

Push-out Election has the meaning set forth in Section 11.5(c) hereof.

Regulations means the federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

Regulatory Allocations has the meaning set forth in Section 5.1(g) hereof.

REIT means a real estate investment trust under Sections 856 through 860 of the Code.

REIT Expenses means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any trustee, officer, or employee of the General Partner, (ii) costs and expenses relating to any Offering and registration of securities or exemption from registration by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and sales commissions applicable to any such Offering of securities, any shareholder servicing fees and distribution fees, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the SEC, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC and any National Securities Exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuance or redemption of Partnership Interests, and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

REIT Share means a common share of beneficial interest, par value $0.001 per share, in the General Partner (or successor entity, as the case may be), the terms and conditions of which are set forth in the Declaration of Trust.

REIT Shares Amount means a number of REIT Shares equal to the number of Partnership Units offered for exchange by an Exchanging Partner (rounded up to the nearest whole number); provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Exchange Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

SEC means the Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended.

Specified Exchange Date means (i) the first business day of the month that is at least 60 calendar days after the receipt by the General Partner of the Notice of Exchange, or (ii) if a Limited Partner requests in a Notice of Exchange an exchange date that is earlier than the first business day of the month that is at least 60 calendar days after the receipt by the General Partner of the Notice of Exchange, and the General Partner determines in its sole discretion to honor such request for an earlier exchange date, such earlier date as determined in the sole discretion of the General Partner, provided that such date shall not be earlier than the exchange date requested by the Limited Partner in the Notice of Exchange.

Shares means shares of beneficial interest of the General Partner of any class or series, including REIT Shares, preferred shares or shares-in-trust.

Shareholders means the registered holders of the General Partner’s Shares.

Subsidiary means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

Subsidiary Partnership means any partnership of which the partnership interests therein are owned by the General Partner or a direct or indirect Subsidiary of the General Partner.

Substitute Limited Partner means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3 hereof.

Successor Entity has the meaning set forth in Section 4.3(a)(ii) herein.

Surviving General Partner has the meaning set forth in Section 7.1(c) hereof.

Transaction has the meaning set forth in Section 7.1(b) hereof.

Transfer has the meaning set forth in Section 9.2(a) hereof.

Unvested LTIP Unit has the meaning set forth in Exhibit D attached hereto.

Value means, with respect to any class of REIT Shares that are Listed, the average of the daily market price of such REIT Share for the ten (10) consecutive trading days immediately preceding the Value Measurement Date. The market price for each such trading day shall be the sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day. In the event that any class of REIT Shares is not Listed, the Value with respect to such class of REIT Shares means the amount that a holder of one Partnership Unit of the corresponding class would receive if each of the assets of the Partnership were to be sold for its fair market value on the Redemption Date, the Partnership were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Partners in accordance with the terms of this Agreement. Such Value shall be determined by the General Partner, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Partnership if each asset of the Partnership (and each asset of each partnership, limited liability company, joint venture or other entity in which the Partnership owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Partnership’s minority interest in any property or any illiquidity of the Partnership’s interest in any property). In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

Value Measurement Date means either (1) the date that the General Partner receives the Notice of Exchange or (2) if and only if the General Partner has determined that the date in clause (1) would cause the Partnership to fail to meet a safe harbor under Regulations Section 1.7704-1 to establish that the Partnership is not a “publicly traded partnership,” then the last day of the fiscal quarter that immediately preceded the quarter in which the General Partner receives the Notice of Exchange.

Vested LTIP Unit has the meaning set forth in Exhibit D attached hereto.

Vesting Agreement has the meaning set forth in Exhibit D attached hereto.

ARTICLE 2
PARTNERSHIP FORMATION AND IDENTIFICATION

2.1         Formation. The Partnership was formed as a limited partnership pursuant to the Act for the purposes and upon the terms and conditions set forth in this Agreement.

2.2         Name, Office and Registered Agent. The name of the Partnership is PKST OP, L.P. The specified office and place of business of the Partnership is 1520 E. Grand Avenue, El Segundo, CA 90245 (telephone number (310) 606-3200). The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on it as registered agent.

2.3         Partners.

(a)          The General Partner of the Partnership is Peakstone Realty Trust, a Maryland real estate investment trust. Its principal place of business is the same as that of the Partnership.

(b)          The Limited Partners are those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time.

2.4         Term and Dissolution.

(a)          The Partnership shall have perpetual duration, except that the Partnership shall be dissolved upon the first to occur of any of the following (each, a “Liquidating Event”):

(i)         The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

(ii)         The exchange of all Limited Partnership Interests (other than any of such interests held by the General Partner or Affiliates of the General Partner) for REIT Shares or the securities of any other entity; or

(iii)        The election by the General Partner that the Partnership should be dissolved.

(b)          Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.6 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.5         Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.6         Certificates Describing Partnership Units. At the request of a Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of such Limited Partner’s interest in the Partnership, including the number and class of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

THIS CERTIFICATE IS NOT NEGOTIABLE. THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE EIGHTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF PKST OP, L.P., AS AMENDED FROM TIME TO TIME.

ARTICLE 3
BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner’s current status as a REIT and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Declaration of Trust. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

ARTICLE 4
CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.1        Capital Contributions. The Limited Partners have made Capital Contributions to the Partnership in exchange for the Limited Partnership Interests set forth opposite their names on Exhibit A, as amended from time to time, which Exhibit A shall reflect that the Limited Partners’ capital contributions represent 100% of the aggregate capital contributions to the Partnership.

4.2         Classes of Partnership Units. Subject to Section 4.3 below, the Partnership shall have one class of Common Units and one class of LTIP Units.

4.3         Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.3 or in Section 4.4, the Limited Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner shall not be permitted to make any voluntary capital contributions to the Partnership and shall not be entitled to acquire any interest in distributions by, or profits or losses of, the Partnership.

(a)          Issuances of Additional Partnership Interests.

(i)          General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Limited Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner, including but not limited to, Partnership Units issued in connection with the issuance of REIT Shares or of other interests in the General Partner. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to any Common Units, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation: (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner (in its capacity as a Limited Partner) unless:

(1)          (A) the additional Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner (in its capacity as a Limited Partner) by the Partnership in accordance with this Section 4.3 and (B) the General Partner (in its capacity as a Limited Partner) shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of or other interests in the General Partner;

(2)           the additional Partnership Interests are issued in exchange for property owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

(3)        addit ional Partnership Interests are issued to all Partners holding Partnership Units in proportion to their respective Percentage Interests.

In addition, the General Partner (in its capacity as a Limited Partner) may acquire Partnership Interests from other Partners pursuant to this Agreement. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.3(a), the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) as it deems necessary to reflect the issuance of such additional Partnership Interests and any special rights, powers, and duties associated therewith.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

(ii)        Adjustment Events. In the event the General Partner (i) declares or pays a dividend on any class of its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of any class of its outstanding REIT Shares in REIT Shares, (ii) subdivides any class of its outstanding REIT Shares, or (iii) combines any class of its outstanding REIT Shares into a smaller number of REIT Shares with respect to any class of REIT Shares, then a corresponding adjustment to the number of outstanding Partnership Units of the applicable class necessary to maintain the proportionate relationship between the number of outstanding Partnership Units of such class to the number of outstanding REIT Shares of such class shall automatically be made. Additionally, in the event that any other entity shall become General Partner pursuant to any merger, consolidation, or combination of the General Partner with or into another entity (the “Successor Entity”), the number of outstanding Partnership Units of each class shall be adjusted by multiplying such number by the number of shares of the Successor Entity into which one REIT Share of such class is converted pursuant to such merger, consolidation, or combination, determined as of the date of such merger, consolidation, or combination. Any adjustment to the number of outstanding Partnership Units of any class shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Exchange after the record date, but prior to the effective date of such dividend, distribution, subdivision, or combination, or such merger, consolidation, or combination, the number of outstanding Partnership Units of any class shall be determined as if the General Partner had received the Notice of Exchange immediately prior to the record date for such dividend, distribution, subdivision, or combination or such merger, consolidation, or combination. If the General Partner takes any other action affecting the REIT Shares other than actions specifically described above and, in the opinion of the General Partner such action would require an adjustment to the number of Partnership Units to maintain the proportionate relationship between the number of outstanding Partnership Units to the number of outstanding REIT Shares, the General Partner shall have the right to make such adjustment to the number of Partnership Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances.

(iii)        Upon Issuance of Additional Securities. The General Partner shall not issue any Additional Securities other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner (in its capacity as a Limited Partner), as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner (in its capacity as a Limited Partner) contributes the net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner, to the Partnership; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the independent trustees of the General Partner, in which instance the General Partner is allowed to use net proceeds from the issuance and sale of such Additional Securities to redeem REIT Shares pursuant to a share redemption program. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner (in its capacity as a Limited Partner) corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and (y) the General Partner (in its capacity as a Limited Partner) contributes all proceeds from such issuance to the Partnership. For example, and without limiting the foregoing, in the event the General Partner issues REIT Shares of any class for a cash purchase price and contributes all of the net proceeds of such issuance to the Partnership as required hereunder, the General Partner (in its capacity as a Limited Partner) shall be issued a number of additional Partnership Units having the same class designation as the issued REIT Shares equal to such number of such REIT Shares issued by the General Partner, the net proceeds of which were so contributed.

(b)        Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the General Partner (in its capacity as a Limited Partner) shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by the General Partner (in its capacity as a Limited Partner) are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner (in its capacity as a Limited Partner) shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.5 hereof and in connection with the required issuance of additional Partnership Units to the General Partner (in its capacity as a Limited Partner) for such Capital Contributions pursuant to Section 4.3(a) hereof.

(c)          Issuance of LTIP Units. The Partnership shall be authorized to issue Partnership Units of a series designated as “LTIP Units.” From time to time the General Partner may issue LTIP Units to Persons providing services to or for the benefit of the Partnership. LTIP Units are intended to qualify as profits interests in the Partnership. LTIP Units shall have the terms set forth in Exhibit D attached hereto and made part hereof. Distributions made with respect to LTIP Units shall be adjusted as necessary to ensure that the amount apportioned to each LTIP Unit does not exceed the amount attributable to the LTIP Unit’s share of Partnership net income or gain realized after the date such LTIP Unit was issued by the Partnership (including in connection with an adjustment to the Partnership’s basis in its assets for federal income tax purposes under Section 4.5). If distributions are reduced in accordance with the preceding sentence for a taxable year due to insufficient net income or gain for such year, distributions shall be made up in subsequent taxable years when there is sufficient net income or gain. The intent of this Section 4.3(c) is to ensure that any LTIP Units qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001), and this Section 4.3(c) shall be interpreted and applied consistently therewith. The General Partner at its discretion may amend this Section 4.3(c) and Exhibit D to ensure that any LTIP Units will qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001) (and any other similar rulings or regulations that may be in effect at such time).

4.4         Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

4.5         Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g) or (iv) a Partnership Interest (other than a de minimis interest) is granted as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity in anticipation of being a Partner, the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

4.6         Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.6, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership’s property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part of the year shall be based on the adjusted Percentage Interests.

4.7         No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.

4.8         Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.9         No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership and upon a liquidation within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), if any Partner has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any Capital Contribution to reduce or eliminate the negative balance of such Partner’s Capital Account.

ARTICLE 5
PROFITS AND LOSSES; DISTRIBUTIONS

5.1         Allocation of Profit and Loss.

(a)         General. After giving effect to the special allocations set forth in Sections 5.1(b) and 5.1(c), and 5.1(h) and the priority allocation with respect to the Preferred Units in Section 5.1(d) below, the Partnership’s Profits and Losses shall be allocated among the Limited Partners in each taxable year (or portion thereof) as provided below.

(i)           Profits. Profits shall be allocated:

(A)        first, to the Limited Partners holding Preferred Units (and if there are Preferred Units with different priorities in preference in distribution, then in the order of their preference in distribution) to the extent that Losses previously allocated to such Limited Partners pursuant to Section 5.1(a)(ii)(B) below exceed Profits previously allocated to such Limited Partners pursuant to this Section 5.1(a)(i)(A);

(B)          second, to the Limited Partners, in accordance with their respective Percentage Interests, to the extent that Losses previously allocated to the Limited Partners pursuant to Section 5.1(a)(ii)(C) below exceed Profits previously allocated to the Limited Partners pursuant to this Section 5.1(a)(i)(B);

(C)          third, to those Limited Partners holding Common Units who have been allocated Losses pursuant to Section 5.1(a)(ii)(A) below in excess of Profits previously allocated to such Limited Partners pursuant to this Section 5.1(a)(i)(C) (and as among such Limited Partners, in proportion to their respective excess amounts);

(D)          fourth, to the Limited Partners in accordance with their respective Percentage Interests in Common Units.

(ii)          Losses. Losses shall be allocated:

(A)          first, to the Limited Partners holding Common Units in accordance with their respective Percentage Interests in Common Units, until the Adjusted Capital Account (ignoring for this purpose any amounts a Limited Partner is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of each Limited Partner is reduced to zero;

(B)          second, to the Limited Partners holding Preferred Units in accordance with each such Limited Partner’s respective percentage interests in the Preferred Units determined under the respective terms of the Preferred Units (and if there are Preferred Units with different priorities in preference in distribution, then in the reverse order of their preference in distribution), until the Adjusted Capital Account (modified in the same manner as in clause (A)) of each such holder is reduced to zero;

(C)          third, to the Limited Partners, in accordance with their respective Percentage Interests.

(b)        Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Limited Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Limited Partner that bears the “economic risk of loss” with respect to the “partner nonrecourse debt” within the meaning of Regulations Section 1.704-2(b)(4) to which such partner nonrecourse deduction is attributable in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Limited Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-(2)(g), items of gain and income shall be allocated among the Limited Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Limited Partner’s “interest in partnership profits” for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Limited Partner’s Percentage Interest.

(c)         Qualified Income Offset. If a Limited Partner unexpectedly receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Limited Partner’s Capital Account that exceeds the sum of such Limited Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Limited Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d); provided, that an allocation pursuant to this Section 5.1(c) shall be made only if and to the extent that such Limited Partner would have a deficit Capital Account balance after all other allocations provided for in Article 5 have been tentatively made as if this Section 5.1(c) were not in this Agreement. This Section 5.1(c) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(d)         Priority Allocation With Respect to Preferred Units. Profits, and if necessary, items of Partnership gross income or gain for the current taxable year, shall be specially allocated to Limited Partners that own Preferred Units in an amount equal to the excess, if any, of the cumulative distributions received by such Limited Partner for or with respect to the current taxable year and all prior taxable years with respect to such Preferred Units (with a distribution made on the first business day after the end of a year being treated as made with respect to such year) (other than distributions that are treated as being in satisfaction of the Liquidation Preference for any Preferred Units held by such Limited Partner or amounts paid in redemption of any Preferred Units, except to the extent that the Liquidation Preference or amount paid in redemption includes accrued and unpaid distributions) over the cumulative allocations of partnership profits, gross income and gain to such Limited Partner under this Section 5.1(d) for all prior taxable years.

(e)         Allocations Between Transferor and Transferee. If a Limited Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Limited Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Limited Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Limited Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Limited Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Limited Partner.

(f)         Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.1(b), 5.1(c), or 5.1(d). All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by Section 704(c) of the Code, and such election shall be binding on all Partners.

(g)        Curative Allocations. The allocations set forth in Sections 5.1(b) and 5.1(c) of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 5.1(g). Therefore, notwithstanding any other provision of this Section 5.1 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Limited Partner’s Capital Account is, to the extent possible, equal to the Capital Account balance such Limited Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Sections 5.1(a), 5.1(d) and 5.1(e).

(h)          Special Allocations Regarding LTIP Units.

(i)           After giving effect to the special allocations set forth in Section 5.1(b) through (g) above, and notwithstanding the provisions of Sections 5.1(a)(i) and 5.1(a)(ii) above, but subject to the prior allocation of income and gain under Sections 5.1(a)(i)(B) and 5.1(a)(i)(C) above, any remaining Liquidating Gains shall first be allocated to the holders of LTIP Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units; provided that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit.

(ii)        Liquidating Gain allocated to an LTIP Unitholder under this Section 5.1(h) will be attributed to specific LTIP Units of such LTIP Unitholder for purposes of determining (A) allocations under this Section 5.1(h), (B) the effect of the forfeiture or conversion of specific LTIP Units on such LTIP Unitholder’s Economic Capital Account Balance and (C) the ability of such LTIP Unitholder to convert specific LTIP Units into Common Units. Such Liquidating Gain will be attributed to LTIP Units in the following order: (w) first, to Vested LTIP Units held for more than two years, (x) second, to Vested LTIP Units held for two years or less, (y) third, to Unvested LTIP Units that have remaining vesting conditions that only require continued employment or service to the Partnership, the General Partner or an Affiliate of either for a certain period of time (with such Liquidating Gains being attributed in order of vesting from soonest vesting to latest vesting), and (z) fourth, to other Unvested LTIP Units (with such Liquidating Gains being attributed in order of issuance from earliest issued to latest issued). Within each such category, Liquidating Gain will be allocated serially (i.e., entirely to the first unit in the category, then entirely to the next unit in the category, and so on, until a full allocation is made to the last unit in the category) in the order of smallest Book-Up Target to largest Book-Up Target until the Economic Capital Account Balance of such LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit in the category is equal to the Common Unit Economic Balance; provided, however, that if there is not sufficient Liquidating Gain for the Economic Capital Account Balance of such LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit to be equal to the Common Unit Economic Balance and the Book-Up Target for any LTIP Unit is less than the amount required to be allocated to the LTIP Unit for the Economic Capital Account attributable to the LTIP Unit to equal the Common Unit Economic Balance, then Liquidating Gains shall be allocated pursuant to the waterfall set forth in Section 5.1(h)(ii)(w)-(z) above until the Book-Up Target of each such LTIP Unit in each category has been reduced to zero and, thereafter, any remaining Liquidating Gain shall be further allocated pursuant to such waterfall until the Economic Capital Account Balance of an LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit in the category is equal to the Common Unit Economic Balance.

(iii)        After giving effect to the special allocations set forth in Section 5.1(b)-(g) above, and notwithstanding the provisions of Sections 5.1(a)(i) and 5.1(a)(ii) above, in the event that, due to distributions with respect to Common Units in which the LTIP Units do not participate or otherwise, the Economic Capital Account Balance of any present or former holder of LTIP Units, to the extent attributable to the holder’s ownership of LTIP Units, exceeds the target balance specified above, the amount of such excess shall be re-allocated to such LTIP Unitholder’s remaining LTIP Units to the same extent and in the same manner as would apply pursuant to Section 5.1(h)(iv) below in the event of a forfeiture of LTIP Units. To the extent such excess may not be re-allocated, any remaining Liquidating Losses shall be allocated to such LTIP Unitholder to the extent necessary to reduce or eliminate the disparity; provided, however, that if Liquidating Losses are insufficient to completely eliminate all such disparities, such losses shall be allocated among the LTIP Unitholders as reasonably determined by the General Partner.

(iv)        If an LTIP Unitholder forfeits any LTIP Units to which Liquidating Gain has previously been allocated under this Section 5.1(h), the Capital Account associated with such forfeited LTIP Units will be re-allocated to that LTIP Unitholder’s remaining LTIP Units using a methodology similar to that described in Section 5.1(h)(ii) above to the extent necessary to cause such LTIP Unitholder’s Economic Capital Account Balance attributable to each LTIP Unit to equal the Common Unit Economic Balance.

(v)          In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 5.1(h), Profits allocable under Section 5.1(a)(i)(D) and any Losses shall be recomputed by excluding the Liquidating Gains or Liquidating Losses so allocated.

(vi)       The parties agree that the intent of this Section 5.1(h) is to make the Capital Account balance associated with each LTIP Unit economically equivalent to the Capital Account balance associated with the Common Units held by the General Partner in its capacity as a Limited Partner (on a per-unit basis), but only if the Partnership has recognized cumulative net gains with respect to its assets since the issuance of the relevant LTIP Unit.

5.2         Distributions.

(a)         Cash Available for Distribution. The Partnership shall distribute Available Cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the Limited Partners who are Limited Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in the following order of priority:

(i)         First, to the holders of the Preferred Units, if any, in such amounts as is required for the Partnership to pay all distributions and any other amounts with respect to such Preferred Units accumulated, due or payable in accordance with the instruments designating such Preferred Units through the last day of such quarter or other distribution period (such distributions shall be made to such Limited Partners in such order of priority and with such preferences as have been established with respect to such Preferred Units as of the last day of such quarter or other distribution period); and

(ii)         Then, to the holders of the Common Units, including the General Partner (in its capacity as a Limited Partner), in amounts proportionate to the Partnership Units held by the respective Limited Partners on the Partnership Record Date, except that the amount distributed per Partnership Unit of any class may differ from the amount per Partnership Unit of another class on account of differences in class-specific expense allocations with respect to REIT Shares as determined by the Board of Trustees of the General Partner. Any such differences shall correspond to differences in the amount of distributions per REIT Share for REIT Shares of different classes, with the same adjustments being made to the amount of distributions per Partnership Unit for Partnership Units of a particular class as are made to the distributions per REIT Share by the General Partner with respect to REIT Shares having the same class designation;

provided, however, that if a new or existing Limited Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than the next day after a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest (or relating to the Partnership Record Date if such Partnership Interest was acquired on a Partnership Record Date) shall be reduced in the proportion to (i) the number of days that such additional Partnership Interest is held by such Limited Partner bears to (ii) the number of days between such Partnership Record Date (including such Partnership Record Date) and the immediately preceding Partnership Record Date.

In making distributions pursuant to this Section 5.2(a), the General Partner shall take into account the provisions of Paragraph 2 of Exhibit D.

(b)         Withholding; Partnership Loans. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Limited Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Limited Partner equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Limited Partner, or (ii) if the actual amount to be distributed to the Limited Partner is less than the amount required to be withheld by the Partnership, the excess of the amount required to be withheld over the actual amount to be distributed shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Limited Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Limited Partner or assignee. In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.

Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.2(b) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

(c)          Limitation on Distributions. In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

5.3        REIT Distribution Requirements. The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to pay shareholder dividends that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.

5.4         No Right to Distributions In Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.5        Limitations of Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.6         Winding Up.

(a)         General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Limited Partners. No Limited Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, if there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order:

(i)           First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Limited Partners;

(ii)          Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner (in its capacity as such);

(iii)         Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the Limited Partners;

(iv)         Fourth, to the holders of Partnership Interests that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series of Partnership Interests (and, within each such class or series, to each holder thereof pro rata based on its Percentage Interest in such class); and

(v)          Fifth, the balance, if any, to the Limited Partners, including, without limitation, the holders of the Vested LTIP Units, in proportion to their respective positive Capital Account balances, determined after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 5, other than reimbursement of its expenses as provided in Section 6.5.

(b)         Deferred Liquidation. Notwithstanding the provisions of Section 5.6(a) which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Limited Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Limited Partners as creditors) or distribute to the Limited Partners, in lieu of cash, in accordance with the provisions of Section 5.6(a), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

5.7         Compliance with Timing Requirements of Regulations; Restoration of Deficit Capital Accounts.

(a)        Timing of Distributions. If the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this Article 5 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). In the discretion of the General Partner a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 5 may be: (A) distributed to a trust established for the benefit of the General Partner and Limited Partner for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided, however, that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

(b)         Restoration of Deficit Capital Accounts Upon Liquidation of the Partnership. If any Limited Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Limited Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

5.8         Rights of Limited Partners. Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.

5.9         Notice of Dissolution. If a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Limited Partners, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Limited Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner).

5.10       Cancellation of Certificate of Formation. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 5.6, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

5.11       Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 5.6, to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Limited Partners during the period of liquidation.

5.12       Waiver of Partition. Each Limited Partner hereby waives any right to partition of the Partnership property.

5.13       Liability of Liquidator. The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 6.3.

5.14       Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

ARTICLE 6
RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

6.1          Management of the Partnership.

(a)         Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i)          to acquire, purchase, own, operate, lease and dispose of (other than in a “prohibited transaction” within the meaning of Section 857(b)(6)(B)(iii) of the Code) any real property and any other property or assets including, but not limited to notes and mortgages, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

(ii)          to construct buildings and make other improvements on the Properties owned or leased by the Partnership;

(iii)        to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(iv)        to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(v)          to pay, either directly or by reimbursement, for all Administrative Expenses to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(vi)        to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(vii)      to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all Administrative Expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

(viii)      to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(ix)        to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;

(x)          to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(xi)         to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xii)       to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(xiii)       to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same;

(xiv)      to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

(xv)      to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xvi)       to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii)      to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xviii)     to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xix)       to form or acquire an interest in, and contribute property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx)        to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;

(xxi)       to merge, consolidate or combine the Partnership with or into another Person;

(xxii)     to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and

(xxiii)    to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b)         Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.2         Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.3         Indemnification and Exculpation of Indemnitees.

(a)         The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise.

Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Partnership.

(b)         The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(c)         The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(d)         For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

(e)          In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(f)          An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(g)          The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(h)         Neither the amendment nor repeal of this Section 6.3, nor the adoption or amendment of any other provision of the Agreement inconsistent with Section 6.3, shall apply to or affect in any respect the applicability with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

6.4          Liability of the General Partner.

(a)         Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b)         The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and its shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of its shareholders on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its shareholders or the Limited Partners; provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its shareholders or the Limited Partner shall be resolved in favor of the shareholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

(c)         Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)         Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e)          Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.5          Reimbursement of General Partner.

(a)          Except as provided in this Section 6.5, the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)         The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses.

6.6        Outside Activities. Subject to the Declaration of Trust and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, trustee, employee, agent, trustee, Affiliate or shareholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

6.7         Employment or Retention of Affiliates.

(a)         Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

(b)         The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)          The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

(d)         Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

6.8        General Partner Participation. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of Properties, shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that the General Partner is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the independent trustees of the General Partner.

6.9         Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.10       Miscellaneous. In the event the General Partner redeems any REIT Shares, then the General Partner shall cause the Partnership to purchase from the General Partner (in its capacity as a Limited Partner) a number of Partnership Units having the same class designation as the redeemed REIT Shares on the same terms that the General Partner redeemed such REIT Shares. Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner (in its capacity as a Limited Partner) to acquire an equal number of Partnership Units held by the General Partner (in its capacity as a Limited Partner) having the same class designation as the REIT Shares proposed to be acquired. In the event any REIT Shares are exchanged by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner’s (in its capacity as a Limited Partner) Partnership Units having the same class designation as the REIT Shares being exchanged on the same terms that the General Partner exchanged such REIT Shares.

ARTICLE 7
CHANGES IN GENERAL PARTNER

7.1          Transfer of the General Partner’s Partnership Interest.

(a)          The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in or in connection with a transaction contemplated by Section 7.1(b), (c) or (d).

(b)         Except as otherwise provided in Section 7.1(c) or (d) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, (other than in connection with a change in the General Partner’s state of incorporation or organizational form) in each case which results in a change of control of the General Partner (a “Transaction”), unless:

(i)           the approval of the holders of a majority of the Common Units is obtained;

(ii)          as a result of such Transaction all Limited Partners will receive for each Common Unit of each class an amount of cash, securities, or other property equal to the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share having the same class designation as that Common Unit in consideration of such REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Common Units shall be given the option to exchange its Common Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it (A) exercised its Exchange Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; or

(iii)       the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any Subsidiary thereof) receive an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares having the same class designation as the Common Units being exchanged.

(c)        Notwithstanding Section 7.1(b), the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving General Partner”), other than Partnership Units held by the General Partner (in its capacity as a Limited Partner), are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith and (ii) the Surviving General Partner expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder. Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement as set forth in this Section 7.1(c). The Surviving General Partner shall in good faith arrive at a new method for the calculation of the Cash Amount and the REIT Shares Amount after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and to which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. The Surviving General Partner also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.5 hereof so as to approximate the existing rights and obligations set forth in Section 8.5 as closely as reasonably possible. The above provisions of this Section 7.1(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

In respect of any transaction described in the preceding paragraph, the General Partner is required to use its commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided such efforts are consistent with the exercise of the fiduciary duties of the board of trustees of the General Partner to the Shareholders under applicable law.

(d)          Notwithstanding Section 7.1(b),

(i)           a General Partner may transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

(ii)          the General Partner may engage in Transactions that are not required by law or by the rules of any National Securities Exchange on which the REIT Shares are listed, to be submitted to the vote of the holders of the REIT Shares.

7.2        Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a)          the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 hereof in connection with such admission shall have been performed;

(b)         if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)         counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.3         Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

(a)          Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b)        Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of the Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.4         Removal of a General Partner.

(a)         Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

(b)         If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.3(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.2 hereof.

(c)          All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

8.1         Management of the Partnership. The Limited Partners (other than the General Partner, in its capacity as such) shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

8.2          Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

8.3         Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.4         Ownership by Limited Partner of Corporate General Partner or Affiliate. No Limited Partner shall at any time, either directly or indirectly, own any shares or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other shares or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

8.5          Exchange Right.

(a)         Subject to Sections 8.5(b), 8.5(c), 8.5(d), and 8.5(e) and the provisions of any agreements between the Partnership and one or more holders of Common Units with respect to Common Units held by them, each holder of Common Units (other than the General Partner or any wholly-owned Subsidiary thereof) shall have the right (the “Exchange Right”) to require the Partnership to redeem on a Specified Exchange Date all or a portion of the Common Units held by such Limited Partner at an exchange price equal to and in the form of the Cash Amount to be paid by the Partnership, provided that any Common Units issued after the date of this Agreement shall have been outstanding for at least one year. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if the General Partner elects to purchase the Common Units subject to the Notice of Exchange pursuant to Section 8.5(b); and provided, further, that no holder of Common Units may deliver more than two Notices of Exchange during each calendar year. A Limited Partner may not exercise the Exchange Right (i) for less than 1,000 Common Units or, if such Limited Partner holds less than 1,000 Common Units, all of the Common Units held by such Partner or (ii) for fractional Common Units, unless such Limited Partner is exercising the Exchange Right with respect to all of the remaining Common Units held by such Limited Partner. The Exchanging Partner shall have no right, with respect to any Common Units so exchanged, to receive any distribution paid with respect to Common Units if the record date for such distribution is on or after the Specified Exchange Date.

(b)         Notwithstanding the provisions of Section 8.5(a), a Limited Partner that exercises the Exchange Right shall be deemed to have offered to sell the Common Units described in the Notice of Exchange to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Common Units by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion in its capacity as the general partner of the Partnership), on the Specified Exchange Date, whereupon the General Partner shall acquire the Common Units offered for exchange by the Exchanging Partner and shall be treated for all purposes of this Agreement as the owner of such Common Units. If the General Partner shall elect to exercise its right to purchase Common Units under this Section 8.5(b) with respect to a Notice of Exchange, it shall so notify the Exchanging Partner within five business days before the Specified Exchange Date. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Common Units from the Exchanging Partner pursuant to this Section 8.5(b), the General Partner shall have no obligation to the Exchanging Partner or the Partnership with respect to the Exchanging Partner’s exercise of the Exchange Right. In the event the General Partner shall exercise its right to purchase Common Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 8.5(b), the Partnership shall have no obligation to pay any amount to the Exchanging Partner with respect to such Exchanging Partner’s exercise of such Exchange Right, and each of the Exchanging Partner, the Partnership, and the General Partner, as the case may be, shall treat the transaction between the General Partner, as the case may be, and the Exchanging Partner for federal income tax purposes as a sale of the Exchanging Partner’s Common Units to the General Partner, as the case may be. Each Exchanging Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Exchange Right.

(c)         Notwithstanding the provisions of Section 8.5(a) and 8.5(b), a Limited Partner shall not be entitled to exercise the Exchange Right if the delivery of REIT Shares to such Partner on the Specified Exchange Date by the General Partner pursuant to Section 8.5(b) (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.5(b)) would (i) result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the Aggregate Share Ownership Limit (as defined in the Declaration of Trust and calculated in accordance therewith), except as provided in the Declaration of Trust, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), except as provided in the Declaration of Trust, (iii) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, or (iv) cause the General Partner to own, directly or constructively, 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code. The General Partner, in its sole and absolute discretion and subject to obtaining a waiver pursuant to section 7.1.7 of the General Partner’s Declaration of Trust, may waive the restriction on exchange set forth in this Section 8.5(c).

(d)         Any Cash Amount to be paid to an Exchanging Partner pursuant to this Section 8.5 shall be paid on the Specified Exchange Date; provided, however, that the General Partner may elect to cause the Specified Exchange Date to be delayed for up to an additional 180 days to the extent required for the General Partner to cause additional REIT Shares to be issued or otherwise to obtain financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of exchanged Common Units hereunder to occur as quickly as reasonably possible.

(e)          Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Exchange Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

(f)          Each Limited Partner covenants and agrees with the General Partner that all Common Units delivered for exchange shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens; and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Common Units which are or may be subject to any liens. Each Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Common Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.

(g)         Holders of LTIP Units shall not be entitled to the Exchange Right unless and until such LTIP Units have been converted into Common Units in accordance with their terms; provided that the one year requirement set forth in the first sentence of Section 8.5(a) shall not apply with respect to Common Units issued upon conversion of LTIP Units. Notwithstanding the foregoing, and except as otherwise permitted by the award, plan or other agreement pursuant to which an LTIP Unit was issued, an Exchange Right shall not be exercisable with respect to any Common Unit issued upon conversion of an LTIP Unit until on or after the date that is two years after the date on which the LTIP Unit was issued, provided however, that the foregoing restriction shall not apply if an Exchange Right is exercised by an LTIP Unitholder in connection with a transaction that falls within the definition of a “change of control” under the agreement or agreements pursuant to which the LTIP Units were issued.

ARTICLE 9
TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

9.1         Purchase for Investment.

(a)          Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of its Partnership Interests is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

(b)         Each Limited Partner agrees that it will not sell, assign or otherwise transfer its Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

9.2         Restrictions on Transfer of Limited Partnership Interests.

(a)         Subject to the provisions of Section 9.2(b), (c) and (d), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b)         No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Partnership Units pursuant to this Article 9 or pursuant to an exchange of all of its Common Units pursuant to Section 8.5. Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Interest, such Limited Partner shall cease to be a Limited Partner.

(c)         Subject to Section 9.2(d), (e) and (f) below, a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of its Partnership Units to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such Person(s), of which trust such Limited Partner or any such Person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners.

(d)         No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e)          No Transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(f)         No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(g)          Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

(h)          Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

9.3          Admission of Substitute Limited Partner.

(a)          Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:

(i)          The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii)          To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(iii)        The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.

(iv)         If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v)          The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.

(vi)         The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(vii)        The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b)        For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c)         The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership.

9.4          Rights of Assignees of Partnership Interests.

(a)          Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b)         Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

9.5         Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.6         Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

ARTICLE 10
ADMISSION OF ADDITIONAL LIMITED PARTNERS

10.1       Admission of Additional Limited Partners. No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent shall be given or withheld in the General Partner’s sole and absolute discretion. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only with the consent of the General Partner and only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 8.2 and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

10.2       Allocations to Additional Limited Partners. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then net income, net losses, each item thereof and all other items allocable among Partners and assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event net income, net losses, and each item thereof would be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and assignees including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and assignees including such Additional Limited Partner.

10.3       Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment to the Partner Registry) and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose exercise the power of attorney granted pursuant to Section 8.2 hereof.

ARTICLE 11
BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

11.1       Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

11.2       Custody of Partnership Funds; Bank Accounts.

(a)          All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)         All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 11.2(b).

11.3        Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.

11.4       Annual Tax Information and Report. Within 90 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

11.5       Partnership Representative; Tax Elections; Special Basis Adjustments.

(a)          The General Partner is hereby designated as the “tax matters partner” for the Partnership pursuant to Section 6231(a)(7) of the Code, and, with respect to the Partnership’s taxable years beginning on or after January 1, 2018, the “partnership representative” of the Partnership within the meaning of Section 6223(a) of the Code. If any state or local tax law provides for a tax matters partner / partnership representative or person having similar rights, powers, authority or obligations, the person designated above shall also serve in such capacity (in any such federal, state or local capacity, the “Partnership Representative”). The General Partner may name a replacement Partnership Representative at any time; provided, however, that the designated Partnership Representative shall serve as the Partnership Representative until resignation, death, incapacity, or removal. In such capacity, the Partnership Representative shall have all of the rights, authority and power, and shall be subject to all of the obligations, of a tax matters partner / partnership representative to the extent provided in the Code and the Regulations, and the Partners hereby agree to be bound by any actions taken by the Partnership Representative in such capacity. The Partnership Representative shall represent the Partnership in all tax matters to the extent allowed by law. Without limiting the foregoing, the Partnership Representative is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Any decisions made by the Partnership Representative, including, without limitation, whether or not to settle or contest any tax matter, and the choice of forum for any such contest, and whether or not to extend the period of limitations for the assessment or collection of any tax, shall be made in the Partnership Representative’s sole discretion. The Partnership Representative (i) shall have the sole authority to make any elections on behalf of the Partnership permitted to be made pursuant to the Code or the Regulations promulgated thereunder and (ii) may, in its sole discretion, make an election on behalf of the Partnership under Sections 6221(b) or 6226 of the Code as in effect for the first fiscal year beginning on or after January 1, 2018 and thereafter, (iii) may request a modification to any assessment of an imputed underpayment, including a modification for any Partner who is a real estate investment trust or regulated investment company as defined in Sections 586 and 851, respectively, based on such Partner making a deficiency dividend pursuant to Section 860 and a modification based on the tax-exempt status of a reviewed year Partner, and (iv) may take all actions the Partnership Representative deems necessary or appropriate in connection with the foregoing. The Partnership Representative shall be reimbursed and indemnified by the Partnership for all claims, liabilities, losses, costs, damages and expenses, and for reasonable legal and accounting fees, incurred in connection with the performance of its duties as Partnership Representative in accordance with the terms hereof, unless the actions of the Partnership Representative constitute gross negligence or intentional misconduct.

(b)         Each Partner hereby covenants to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Partnership Representative with respect to examinations of the Partnership’s affairs by tax authorities (including, without limitation, promptly filing amended tax returns and promptly paying any related taxes, including penalties and interest) and shall provide promptly and update as necessary at any times requested by the Partnership Representative, all information, documents, self-certifications, tax identification numbers, tax forms, and verifications thereof, that the Partnership Representative deems necessary in connection with (1) any information required for the Partnership to determine the application of Sections 6221-6235 of the Code to the Partnership, (2) an election by the Partnership under Section 6221(b) or 6226 of the Code, and (3) an audit or a final adjustment of the Partnership by a tax authority. The Partnership and the Partners hereby agree and acknowledge that (i) the actions of the Partnership Representative in connection with examinations of the Partnership’s affairs by tax authorities shall be binding on the Partnership and the Partners, and (ii) neither the Partnership nor the Partners have any right to contact the IRS with respect to an examination of the Partnership or participate in an audit of the Partnership or proceedings under Sections 6221-6235 of the Code.

(c)          The Partners acknowledge that the Partnership intends to elect the application of Section 6221(b) of the Code (the “Opt-out Election”) for its first taxable year beginning on or after January 1, 2018 and for each Fiscal Year thereafter. If the Partnership is not eligible to make such election, the Partners acknowledge that the Partnership intends to elect the application of Section 6226 of the Code (the “Push-out Election”) for its first taxable year beginning on or after January 1, 2018 and for each Fiscal Year thereafter. This acknowledgement applies to each Partner whether or not the Partner owns a Partnership Interest in both the reviewed year and the year of the tax adjustment. If the Partnership elects the application of Section 6226 of the Code, the Partners shall take into account and report to the IRS (or any other applicable tax authority) any adjustment to their tax items for the reviewed year of which they are notified by the Partnership in a written statement, in the manner provided in Section 6226(b), whether or not the Partner owns a Partnership Interest at such time. Any Partner that fails to report its share of such adjustments on its tax return, shall indemnify and hold harmless the Partnership, the General Partner, the Partnership Representative, and each of their Affiliates from and against any and all liabilities related to taxes (including penalties and interest) imposed on the Partnership as a result of the Partner’s failure. In addition, each Partner shall indemnify and hold the Partnership, the General Partner, the Partnership Representative, and each of their Affiliates harmless from and against any and all liabilities related to taxes (including penalties and interest) imposed on the Partnership (i) pursuant to Section 6221 of the Code, which liabilities relate to adjustments that would have been made to the tax items allocated to such Partner had such adjustments been made for a tax year beginning prior to January 1, 2018 (and assuming that the Partnership had not made an election to have Section 6221 of the Code apply for such earlier tax years) and (ii) resulting from or attributable to such Partner’s failure to comply with the preceding subsection (b) or this subsection (c). Each Partner acknowledges and agrees that no Partner shall have any claim against the Partnership, the General Partner, the Partnership Representative, or any of their Affiliates for any tax, penalties or interest resulting from the Partnership’s election under Section 6226 of the Code.

(d)         If the Partnership does not make an election under Section 6226 of the Code, the amount of any imputed underpayment assessed upon the Partnership, pursuant to Code Section 6232, attributable to a Partner (or former Partner), as reasonably determined by the Partnership Representative, shall be treated as a withholding tax with respect to such Partner. To the extent any portion of such imputed underpayment cannot be withheld from a current distribution, any such Partner (or former Partner) shall be liable to the Partnership for the amount that cannot be withheld and agrees to pay such amount to the Partnership. Any such amount withheld or any such payment shall not be treated as a Capital Contribution for purposes of any provision herein that affects distributions to the Partners and any amount not paid by any such Partner (or former Partner) at the time reasonably requested by the Partnership Representative shall accrue interest at the rate set by the IRS for the underpayment of federal taxes, compounded quarterly, until paid.

(e)          The provisions of this Article 11 shall survive the termination of the Partnership, the termination of this Agreement and, with respect to any Partner, the transfer or assignment of any portion of such Partner’s Partnership Interest.

(f)          The Partnership Representative shall keep the Partners reasonably informed as to the status of any tax investigations, audits, lawsuits or other judicial or administrative tax proceedings and shall promptly copy all other Partners on any correspondence to or from the IRS or applicable state, local or foreign tax authority relating to such proceedings. The Partnership Representative shall inform the IRS, as promptly as possible upon the commencement of any examination or proceeding, of the tax-exempt status of any Partners and shall take any actions or refrain from taking any action to the extent necessary to preserve the tax-exempt status of such Partners and shall afford such Partners tax-free treatment, to the extent permissible under the Code. The Partnership Representative has an obligation to perform its duties as the Partnership Representative in good faith and in such manner as will serve the best interests of the Partnership and all of the Partners.

(g)          The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership as provided in Section 709 of the Code.

11.6       Reports Made Available to Limited Partners.

(a)         As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), upon written request by a Limited Partner to the General Partner, the General Partner will make available, without cost, to each Limited Partner a quarterly report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, upon written request by a Limited Partner to the General Partner, the General Partner will make available, without cost, to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles.

(b)          Any Partner shall further have the right to a private audit of the books and records of the Partnership at the expense of such Partner, provided such audit is made for Partnership purposes and is made during normal business hours.

ARTICLE 12
AMENDMENT OF AGREEMENT; MERGER

The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect or merge or consolidate the Partnership with or into any other partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.1(b), (c) or (d) hereof; provided, however, that the following amendments and any other merger or consolidation of the Partnership shall require the consent of a majority in interest of the Limited Partners:

(a)          any amendment affecting the operation of the Exchange Right (except as provided in Section 8.5(d) or 7.1(c) hereof) in a manner adverse to the Limited Partners;

(b)         any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Interests pursuant to Section 4.3 hereof;

(c)          any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Interests pursuant to Section 4.3 hereof; or

(d)         any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

ARTICLE 13
GENERAL PROVISIONS

13.1       Notices. All communications required or permitted to be given to a Limited Partner under this Agreement shall be given in writing (a) personally, (b) by United States mail, registered, postage prepaid return receipt requested, (c) by nationally recognized overnight delivery service with proof of delivery, or (d) e-mail transmission, in each case, at or to the addresses set forth in Exhibit A attached hereto; provided, however, that any Limited Partner may specify a different address by notifying the General Partner in writing of such different address. All communications required or permitted to be given to the Partnership or the General Partner under this Agreement shall be given in writing by e-mail transmission to Javier F. Bitar (jbitar@pkst.com) and Michael J. Patterson (mpatterson@pkst.com); provided, however, that the Partnership or the General Partner may specify a different address by notifying the Limited Partners in writing of such different address. Any notice shall be deemed to have been given, as applicable, (w) when delivered personally, (x) three (3) days after depositing in the United States mail as described above, (y) one (1) business day after deposit with a nationally recognized overnight delivery service as described above, and (z) in the case of e-mail transmission, the date such transmission is received by the intended addressee prior to 5:00 p.m. Pacific Time on a business day (and any transmission that is not received prior to 5:00 p.m. Pacific Time on a business day shall be deemed received on the next business day).

13.2       Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

13.3       Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

13.4       Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

13.5       Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

13.6       Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

13.7       Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

13.8       Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

13.9       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 13.9.

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Eighth Amended and Restated Limited Partnership Agreement, all as of the 13th day of April, 2023.

GENERAL PARTNER:

PEAKSTONE REALTY TRUST

By:	/s/ Javier F. Bitar
Name:	Javier F. Bitar
Title:	Chief Financial Officer and Treasurer

LIMITED PARTNERS:

By: PEAKSTONE REALTY TRUST, as Attorney-in- Fact for the Limited Partners holding Partnership Units

By:	/s/ Javier F. Bitar
Name:	Javier F. Bitar
Title:	Chief Financial Officer and Treasurer

EXHIBIT A

Partner Registry as of April 13, 2023

Name	Agreed Value of Capital Contribution	Common Units	LTIP Units	Percentage Interest
GENERAL PARTNER:

Peakstone Realty Trust 1520 E. Grand Avenue El Segundo, CA 90245	$0	0	0	0.00%

AFFILIATED LIMITED PARTNERS:

Griffin Capital, LLC Griffin Capital Plaza 1520 E. Grand Avenue El Segundo, CA 90245	$230,000,000	2,696,470.411	0	6.85%

GRT (Cardinal REIT Merger Sub), LLC 1520 E. Grand Avenue El Segundo, CA 90245	$838,315,284	10,384,185	0	26.37%

Peakstone Realty Trust 1520 E. Grand Avenue El Segundo, CA 90245	$2,194,876,574	25,452,958	0	64.64%

Various others	$32,802,685	382,880.134	0	0.97%

UNAFFILIATED LIMITED PARTNERS:*

Various	$40,039,980	458,932.464	0	1.17%
Total	$3,336,034,523	39,375,426.009	0	100.00%

*	The names and addresses of the Unaffiliated Limited Partners shall be included in the records of the Partnership.

A-1

EXHIBIT B
NOTICE OF EXERCISE OF EXCHANGE RIGHT

In accordance with Section 8.5 of the Eighth Amended and Restated Limited Partnership Agreement (as amended, the “Agreement”) of PKST OP, L.P., the undersigned hereby irrevocably (i) presents for exchange _______ Common Units in PKST OP, L.P. in accordance with the terms of the Agreement and the Exchange Right referred to in Section 8.5 thereof, (ii) surrenders such Common Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount as determined by the General Partner deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. . Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Agreement.

Dated: ________________, ___________

(Name of Limited Partner)

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:

Social Security or Tax I.D. Number:

REQUEST FOR EARLIER EXCHANGE DATE

If an earlier exchange date is requested, please provide such requested date below. The General Partner may, in its sole discretion, exchange the Common Units on any date on or after such date.

B-1

EXHIBIT C

[INTENTIONALLY OMITTED]

C-1

EXHIBIT D

DESIGNATION OF THE PREFERENCES, CONVERSION
AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS,
LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND TERMS
AND CONDITIONS OF EXCHANGE
OF THE
LTIP UNITS

The following are the terms of the LTIP Units:

1.	VESTING.

A.          Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any plan pursuant to which the LTIP Units are issued, if applicable. LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.”

B.          Transfers. Subject to the terms of any Vesting Agreement, a holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to the Agreement.

C.          Forfeiture or Transfer of Unvested LTIP Units. Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the forfeiture of any LTIP Units, or the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price, then upon the occurrence of the circumstances resulting in such forfeiture or if the Partnership or the General Partner exercises such right to repurchase, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled or transferred to the General Partner, as applicable, and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture. In connection with any forfeiture or repurchase of LTIP Units, the balance of the portion of the Capital Account of the holder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 5.1(h) of the Agreement, calculated with respect to the holder’s remaining LTIP Units, if any.

D.          Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

2.	DISTRIBUTIONS.

A.          LTIP Distribution Amount. Commencing from the Distribution Participation Date (as defined below) established for any LTIP Units, for any quarterly or other period, holders of such LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the amount that would have been payable to such holders if the LTIP Units had been Common Units for the quarterly or other period to which such distributions relate (assuming such LTIP Units were held for the entire quarter or other period) (the “LTIP Distribution Amount”). In addition, from and after the Distribution Participation Date, LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, non-liquidating special, extraordinary or other distributions which may be made from time to time, in an amount per unit equal to the amount of any non-liquidating special, extraordinary or other distributions that would have been payable to such holders if the LTIP Units had been Common Units (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate) which may be made from time to time. LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership in an amount per unit equal to the amount of any such distributions payable on the Common Units, whether made prior to, on or after the Distribution Participation Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, a “Distribution Payment Date”); provided that the Distribution Payment Date and the record date for determining which holders of LTIP Units are entitled to receive a distribution shall be the same as the corresponding dates relating to the corresponding distribution on the Common Units. Notwithstanding anything in the forgoing to the contrary, prior to the Distribution Participation Date with respect to an LTIP Unit, such LTIP Unit will only be entitled to receive such distributions, other than distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership, in an amount equal to the product of the LTIP Unit Initial Sharing Percentage for such LTIP Unit and the amount otherwise distributable with respect to such LTIP Unit pursuant to this Section 2.A.

B.          Distribution Participation Date. The “Distribution Participation Date” for each LTIP Unit will be either such date as may be specified in the Vesting Agreement or other documentation pursuant to which such LTIP Units are issued, or if no Distribution Participation Date is so specified, the date on which such LTIP Unit becomes a Vested LTIP Unit.

C.          Liquidation Value Safe Harbor. The Partnership is authorized and directed to elect the liquidation value safe harbor provided by proposed Regulations Section 1.83-3(l) (and any successor provision) and IRS Notice 2005-43, and the Partnership and each of the Partners (including any Person to whom an interest in the Partnership is transferred in connection with the performance of its services) agree to comply with all requirements of such safe harbor with respect to all interests in the Partnership eligible for such safe harbor that are transferred in connection with the performance of services while such election remains effective.

3.	ALLOCATIONS.

Commencing with the portion of the taxable year of the Partnership that begins on the Distribution Participation Date established for any LTIP Units, such LTIP Units shall be allocated Profits and Losses in amounts per LTIP Unit equal to the amounts allocated per Common Unit. The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Profits and Losses under this Section 3, or to adjust the allocations made under this Section 3 after the Distribution Participation Date, so that the ratio of (i) the total amount of Profits or Losses allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s Distribution Participation Date falls (excluding special allocations under Section 5.1(h) of the Agreement), to (ii) the total amount distributed to that LTIP Unit with respect to such period, is more nearly equal to the ratio of (i) the Profits and Losses allocated with respect to the Common Units held by the General Partner (in its capacity as a Limited Partner) in such taxable year to (ii) the amounts distributed to the General Partner with respect to such Common Units and such taxable year. Until the Distribution Participation Date, each LTIP Unit will only be entitled to receive such allocations in an amount equal to the product of the LTIP Unit Initial Sharing Percentage for such LTIP Unit and the amount otherwise allocable with respect to such LTIP Unit pursuant to this Section 3.

4.	ADJUSTMENTS.

The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided that the foregoing is not intended to alter the special allocations pursuant to Section 5.1(h) of the Agreement, differences between non-liquidating distributions to be made with respect to the LTIP Units and Common Units prior to the Distribution Participation Date for such LTIP Units, differences between liquidating distributions to be made with respect to the LTIP Units and Common Units pursuant to the Agreement or Section 2.A of this Exhibit D in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to the Common Units due to insufficient special allocations pursuant to Section 5.1(h) of the Agreement or related provisions. If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to effect the adjustments described above or to maintain such one-for-one correspondence between Common Units and LTIP Units. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Common Units in Units, (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Partnership issues any Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Units pursuant to an Equity Incentive Plan or any other employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner (including in its capacity as a Limited Partner) in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Common Units other than actions specifically described above as Adjustment Events and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by the terms of any plan pursuant to which the LTIP Units have been issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

5.	RANKING.

The LTIP Units shall rank on parity with the Common Units in all respects, subject to the proviso in the first sentence of Section 4 of this Exhibit D.

6.	NO LIQUIDATION PREFERENCE.

The LTIP Units shall have no liquidation preference.

7.	RIGHT TO CONVERT LTIP UNITS INTO COMMON UNITS.

A.          Conversion Right. A holder of LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Common Units. Holders of LTIP Units shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, however, that when a holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Person may give the Partnership a Conversion Notice (defined below) conditioned upon and effective as of the time of vesting, and such Conversion Notice, unless subsequently revoked by the holder of the LTIP Units prior to conversion, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Common Units. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 7.

B.          Number of Units Convertible. A holder of Vested LTIP Units may convert such Vested LTIP Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 4. Notwithstanding the foregoing, in no event may an LTIP Unitholder convert a Vested LTIP Unit unless the Economic Capital Account Balance associated with such Vested LTIP Unit equals the Common Unit Economic Balance.

C.         Notice. In order to exercise his or her Conversion Right, a holder of LTIP Units shall deliver a notice (a “Conversion Notice”) in the form attached as Attachment A to this Exhibit D to the Partnership not less than 10 nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice. Each holder of LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 7 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Exchange pursuant to Section 8.5 of the Agreement relating to those Common Units that will be issued to such holder upon conversion of such LTIP Units into Common Units in advance of the Conversion Date; provided, however, that the exchange of such Common Units by the Partnership shall in no event take place until the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a holder of LTIP Units in a position where, if he or she so wishes, the Common Units into which his or her Vested LTIP Units will be converted can be exchanged by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s exchange obligation with respect to such Common Units under Section 8.5 of the Agreement by delivering to such holder REIT Shares rather than cash, then such holder can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Units. The General Partner shall cooperate with a holder of LTIP Units to coordinate the timing of the different events described in the foregoing sentence.

D.          Forced Conversion. The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by a holder of LTIP Units to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 4; provided, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of the holder of such LTIP Units pursuant to Section 7.B above. In order to exercise its right to cause a Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Attachment B to this Exhibit D to the applicable holder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 13.1 of the Agreement.

E.         Conversion Procedures. A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day, of the number of Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such Person immediately after such conversion.

F.           Treatment of Capital Account. For purposes of making future allocations under Section 5.1(h) of the Agreement, the Economic Capital Account Balance of the applicable LTIP Unitholder shall be reduced, as of the date of conversion, by the amount of such Economic Capital Account Balance attributable to the converted LTIP Units.

G.          Mandatory Conversion in Connection with a Transaction. If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event), in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders of Common Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction).

In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such holder of Common Units failed to make such an election.

Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the terms of any plan under which LTIP Units are issued, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 7 and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders of LTIP Units whose LTIP Units will not be converted into Common Units in connection with the Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the holders of LTIP Units.

8.	EXCHANGE AT THE OPTION OF THE PARTNERSHIP.

LTIP Units will not be exchangeable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from repurchasing LTIP Units from the holder thereof if and to the extent such holder agrees to sell such Units.

9.	VOTING RIGHTS.

A. Voting with Common Units. Holders of vested LTIP Units shall have the right to vote on all matters submitted to a vote of the holders of Common Units; holders of LTIP Units and Common Units shall vote together as a single class, together with any other class or series of Partnership Units upon which like voting rights have been conferred. In any matter in which the LTIP Units are entitled to vote, including an action by written consent, each LTIP Unit shall be entitled to vote a Percentage Interest equal on a per unit basis to the Percentage Interest of the Common Units.

B. Special Approval Rights. Except as provided in Section 9.A above, holders of LTIP Units shall only (a) have those voting rights required from time to time by non-waivable provisions of applicable law, if any, and (b) have the additional voting rights that are expressly set forth in this Section 9.B. The General Partner and/or the Partnership shall not, without the affirmative vote of holders of more than 50% of the then outstanding LTIP Units affected thereby, given in person or by proxy, either in writing or at a meeting (voting separately as a class), take any action that would materially and adversely alter, change, modify or amend, whether by merger, consolidation or otherwise, the rights, powers or privileges of such LTIP Units, subject to the following exceptions:

(i) no separate consent of the holders of LTIP Units will be required if and to the extent that any such alteration, change, modification or amendment would equally, ratably and proportionately alter, change, modify or amend the rights, powers or privileges of the Common Units (in which event the holders of LTIP Units shall only have such voting rights, if any, as provided in the Agreement in accordance with Section 9.A above);

(ii) with respect to any merger, consolidation or other business combination or reorganization, so long as the LTIP Units either (x) are converted into Common Units immediately prior to the effectiveness of the transaction, (y) remain outstanding with the terms thereof materially unchanged, or (z) if the Partnership is not the surviving entity in such transaction, are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, exchange, conversion and voting as the LTIP Units and without any income, gain or loss expected to be recognized by the holder upon the exchange for federal income tax purposes (and with the terms of the Common Units or such other securities into which the LTIP Units (or the substitute security therefor)), such merger, consolidation or other business combination or reorganization shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units, provided further, that if some, but not all, of the LTIP Units are converted into Common Units immediately prior to the effectiveness of the transaction (and neither clause (y) or (z) above is applicable), then the consent required pursuant to this Section will be the consent of the holders of more than 50% of the LTIP Units to be outstanding following such conversion and Common Units outstanding following such conversion, as applicable, voting together as a single class pursuant to Section 9.A above;

(iii) any creation or issuance of any Common Units or of any class of series of Common Units or Preferred Units of the Partnership (whether ranking junior to, on a parity with or senior to the LTIP Units with respect to payment of distributions, exchange rights and the distribution of assets upon liquidation, dissolution or winding up), which either (x) does not require the consent of the holders of Common Units or (y) does require such consent and is authorized by a vote of the holders of Common Units and LTIP Units voting together as a single class pursuant to Section 9.A above, together with any other class or series of Partnership Units upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units;

(iv) any waiver by the Partnership of restrictions or limitations applicable to any outstanding LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units with respect to other holders. The foregoing voting provisions will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding LTIP Units shall have been converted and/or exchanged, or provision is made for such exchange and/or conversion to occur as of or prior to such time; and

(v) the General Partner shall have the power, without the consent of holders of LTIP Units, to amend the Agreement as may be required to reflect any change to the Agreement not otherwise specifically permitted by this Section 9.B that the General Partner deems necessary or appropriate in its sole discretion, provided that such change does not adversely affect or eliminate any right granted to holders of LTIP Units requiring their approval.

[End of text]

Attachment A to Exhibit D
Notice of Election by Member to Convert
LTIP Units into Common Units

The undersigned holder of LTIP Units hereby irrevocably elects to convert the number of Vested LTIP Units in PKST OP, L.P. (the “Partnership”) set forth below into Common Units in accordance with the terms of the Seventh Amended and Restated Limited Partnership Agreement of the Partnership, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned: (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
(Please Print: Exact Name as Registered with the Partnership)
Number of LTIP Units to be Converted:
Conversion Date:

(Signature of Holder: Sign Exact Name as Registered with the Partnership)

(Street Address)

(City)	(State)	(Zip Code)

Attachment B to Exhibit D
Notice of Election by Partnership to Force Conversion
of LTIP Units into Common Units

PKST OP, L.P. (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Common Units in accordance with the terms of the Seventh Amended and Restated Limited Partnership Agreement of the Partnership.

Name of Holder:
(Please Print: Exact Name as Registered with the Partnership)
Number of LTIP Units to be Converted:
Conversion Date: